UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 22, 2005

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15629	13-3191702
(Commission File Number)	(I.R.S. Employer Identification No.)

119 Fourth Avenue, Needham, MA  02494-2725

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code   (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into Material Definitive Agreement.

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2005, AVANT Immunotherapeutics, Inc. (the “Company”) announced the promotion of M. Timothy Cooke, Ph.D. as its Chief Operating Officer, effective as of March 21, 2005. Attached hereto as Exhibit 99.4 is a copy of the press release dated March 22, 2005 announcing Mr. Cooke’s promotion, which is incorporated herein by reference.

Dr. Cooke, 47 years old, joined the Company in June 2004 as Senior Vice President of Commercial Development.  Prior to joining the Company, he was Chief Executive Officer and a Director of Mojave Therapeutics, Inc., an early stage biopharmaceutical company developing therapeutic vaccines based on heat shock protein technology.  Mojave Therapeutics was purchased by Antigenics in July 2004.  From 1991 to 2000, Dr. Cooke held a number of marketing and sales positions at the Merck Vaccine Division, most recently as Senior Director, Worldwide Marketing Planning.  He was a founding member of Merck Vaccine Division’s European and Eastern European operations, negotiated and launched the Aventis Pasteur-MSD European vaccines joint venture and created a new vaccine-focused sales force in the United States.  Dr. Cooke holds a Ph.D. in bio-organic chemistry from Columbia University and an MBA from Columbia Business School.

The Company entered into a letter agreement with Dr. Cooke on June 10, 2004 (the “Letter Agreement”), which provides for the Company’s employment of Dr. Cooke, as a Senior Vice President of Commercial Development, on an at-will basis, beginning on June 21, 2004.  Under the terms of the Letter Agreement, if (1) there has been a Change of Control of the Company (as defined in the Letter Agreement) and Dr. Cooke’s employment is thereafter terminated by Dr. Cooke for other than Good Reason (as defined in the Letter Agreement), or (2) there has been a Change of Control of the Company and Dr. Cooke’s employment is thereafter terminated for Cause (as defined in the Letter Agreement) by the Company, death, Disability or Retirement (each as defined in the Letter Agreement), then no benefits shall be payable to Dr. Cooke.  If Dr. Cooke’s employment is terminated within one (1) year following a Change in Control of the Company by Dr. Cooke for Good Reason or by the Company other than for Cause, death, Disability or Retirement, then Dr. Cooke’s benefits shall be those described in the Letter Agreement, including the continuance of Dr. Cooke’s base salary for 12 months and a 100% vesting of all unvested options.

Under an offer letter dated June 14, 2004 (the “Offer Letter”), Dr. Cooke’s initial annual salary commenced at $240,000, subject to periodic review and adjustment at the discretion of the Company.  Also under the Offer Letter, Dr. Cooke received an option to purchase 200,000 shares of the Company’s stock at fair market value on the first day Dr. Cooke commenced employment.  Dr. Cooke also became eligible to receive additional compensation of up to 20% of his base salary through the Company’s Performance Inventive Plan approved by the Board of Directors.

On June 14, 2005 Dr. Cooke’s employment terms were amended (the “Amended Letter Agreement”) such that the Company agreed to pay Dr. Cooke six month’s of severance (at the rate of his final base pay) if Dr. Cooke’s employment is terminated by the Company without cause.  This Amended Letter Agreement also allows for Dr. Cooke to receive health and dental benefits during this severance period.

In connection with Dr. Cooke’s promotion to Chief Operating Officer effective March 21, 2005 Dr. Cooke’s annual salary was increased to $250,000 and his bonus eligibility under the Company’s Performance Inventive Plan was increased to 25% of his base salary.  These changes to Dr. Cooke’s original employment terms are not memorialized in an agreement.

The foregoing summary is qualified in its entirety by reference to the copies of the Letter Agreement, Offer Letter and Amended Letter Agreement, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Letter Agreement dated as of June 10, 2004, by and between AVANT Immunotherapeutics, Inc. and Dr. M. Timothy Cooke

99.2	Offer Letter dated as of June 14, 2004, by and between AVANT Immunotherapeutics, Inc. and Dr. M. Timothy Cooke

99.3	Amended Letter Agreement dated as of June 14, 2004, by and between AVANT Immunotherapeutics, Inc. and Dr. M. Timothy Cooke

99.4	Press Release dated March 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

	By:	/s/ Avery W. Catlin
Avery W. Catlin
Senior Vice President and Chief Financial Officer

Date: March 22, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement dated as of June 10, 2004, by and between AVANT Immunotherapeutics, Inc. and Dr. M. Timothy Cooke

99.2	Offer Letter dated as of June 14, 2004, by and between AVANT Immunotherapeutics, Inc. and Dr. M. Timothy Cooke

99.3	Amended Letter Agreement dated as of June 14, 2004, by and between AVANT Immunotherapeutics, Inc. and Dr. M. Timothy Cooke

99.4	Press Release dated March 22, 2005